UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      SCHEDULE 14C/A INFORMATION STATEMENT

Reg.ss.240.14c-101

     Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
[_]      Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                           NEWMARKET TECHNOLOGY, INC.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
 (Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                           NEWMARKET TECHNOLOGY, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                November 16, 2010

To The Shareholders of NewMarket Technology, Inc.

            This information statement is being provided on behalf of the board of directors (the "Board") of NewMarket Technology, Inc. (the "Company") to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date of November 3, 2010. This information statement provides notice that the Board has recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

         Proposal 1: To authorize a reverse split of the common stock issued and outstanding on a one new share for two-hundred old shares basis. Fractional shares will be rounded up to the next whole share. (This action requires an amendment to the Articles of Incorporation).

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the Board's recommendation of the actions.

The actions for Proposal 1 will become effective as of the filing of an amendment to the Company's Articles of Incorporation with the Secretary of State of Nevada.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company's principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company's principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve the actions described above. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is November 29, 2010.

We appreciate your continued interest in NewMarket Technology, Inc.

                                          Very truly yours,

                                          /s/Philip J. Rauch
                                           -----------------
                                             Philip J. Rauch,
                                             Chief Financial Officer

                           NEWMARKET TECHNOLOGY, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254

                                November 16, 2010


            The Board of the Company determined that it was in the best interest of the Company and its shareholders to authorize a reverse split of the Company's common stock issued and outstanding on a one new share for two-hundred old shares basis. The holders of a majority of the voting power of the Company's outstanding common stock have voted to approve the recommendation of the Board. This information statement is being provided to shareholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

                                   PROPOSAL 1:

         TO AUTHORIZE A REVERSE SPLIT OF THE COMMON STOCK ISSUED AND OUSTANDING ON A ONE NEW SHARE FOR TWO-HUNDRED OLD SHARES BASIS. FRACTIONAL SHARES WILL BE ROUNDED UP TO THE NEXT WHOLE SHARE. (THIS ACTION REQUIRES AN AMENDMENT TO THE ARTICLES OF INCORPORATION).

Our Majority Shareholder has approved a pro-rata reverse split of our common stock, by which two hundred shares would become one share. Fractional shares will be rounded up to the next whole share. The effective date of the reverse split will be when the Board decides to effectuate the split within one month after the effective date of this filing. This is not a "going private" transaction, and no shareholders will be reduced to less than one share.

We believe the recent per share price of the common stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders, and impairs the potential ability of the Company to raise capital by issuing new shares due to the low price. Though at the time of this Information Statement, the Company has not identified any potential sources of financing or entered into any financing agreements.

The Majority Shareholder of NewMarket Technology, Inc. submitted its written consent to the shareholder resolution described in this Information Statement on or about October 1, 2010, to be effective upon the approval of the Financial Industry Regulatory Authority (FINRA) As of October 1, 2010, the Majority Shareholder holds of record 500 shares of the Company's Series K Preferred Super Majority Voting Stock (voting equivalent to 51% of common shares) allowing
Series K Preferred to always vote as a majority of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several thousand other shareholders.


The Majority Shareholder of the Company is ES Horizons, Inc. by virtue of its Series K Preferred Super Majority Voting Stock.

The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholder has consented to all of the shareholder resolutions described in this Information Statement by a written consent. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the proposal described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 500 shares of the Company's Series K Super Majority Preferred Shares (voting equivalent to 51% of common shares constituting voting equivalent of 865,147,143 shares of common stock) and 831,219,804 shares of outstanding common stock, were entitled to vote on the Company's proposed actions described in this Information Statement. For purposes of the written consent to action on the proposals, it is deemed that the Series K Preferred Super Majority Voting shareholders voted 865,147,143 shares in favor of proposals.

                          THE COMPANY AND THE PROPOSAL

         The Company has its executive offices at 14860 Montfort Drive, Suite 210, Dallas, TX 75254, and its telephone number is (972) 386-3372.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-K annual report and its Form 10-Q quarterly reports. Copies of the Company's Form 10-Q for its quarter ending September 30, 2010, as well as the Company's Form 10-K for December 31, 2009 are available upon request to: Bruce Noller, President, NewMarket Technology, Inc., 14860 Montfort Drive, Suite 210, Dallas, TX 75254.

           PROPOSALS ADOPTED BY SHAREHOLDER ACTION BY WRITTEN CONSENT

--------------------------------------------------------------------------------

                                   PROPOSAL #1

To authorize a reverse split of the common stock issued and outstanding on a one new share for two-hundredold shares basis. Fractional shares will be rounded up to the next whole share. (Requires an amendment to the Articles of Incorporation.)

--------------------------------------------------------------------------------

         Our Majority Shareholder has approved a pro-rata reverse split of our common stock, by which up to each two-hundred shares would become one share. Fractional shares will be rounded up to the next whole share. The effective date of the reverse split will be approximately twenty to thirty days following the date of the mailing of this Information Statement. This is not a "going private" transaction, and no shareholders will be reduced to less than one share. This requires an Amendment to the Articles of Incorporation to accomplish the reverse split.

         In June 2010, we increased the authorized common shares of the Company from three hundred million (300,000,000) to two billion (2,000,000,000) shares, in order to be able to issue additional shares of common stock, if necessary for the raising of funds or other corporate activities. During the quarter ended September 30, 2010, we issued a substantial number of shares of common stock and our issued and outstanding shares of common stock increased from 299,920,866 shares to 831,219,804 shares. This increase of 531,208,938 shares was the result of the issuance of shares of our common stock upon the conversion of the Company's Series J Convertible Preferred Stock.

         We have seen a significant decrease in the market price and limited trading activity of the Company's common stock. The Company's common stock currently trades at prices less than $0.01 per share, which means that shareholders may have difficulty in trading in the market, as there are many brokerage firms and clearing firms that will not permit trading in stocks at that price level, which has had a negative effect on the marketability of the existing share and the amount and percentage of transaction costs paid by individual stockholders. We believe that the reverse split will provide an opportunity for higher priced shares, at above $0.01, which would provide shareholders with a more robust market to trade the stock. There can be no assurances that the market price of the Company's common stock will increase or that there will be more widespread trading of the Company's common stock.

         We believe that the reverse split will be advantageous for shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

         Shareholders should note that, after the reverse split, the number of our authorized shares will remain unchanged, while the number of issued and outstanding shares of our Company will be reduced by the factor of the reverse, i.e. one for two-hundred shares. It is important to realize that the issuance of additional shares is in the discretion of the Board of Directors, in their best business judgment, and our shareholders will have no right to vote on future issuances of shares except in the event of a merger under Nevada law. This means that, effectively, our shareholders will have no ability or capacity to prevent dilution by the issuance of substantial amounts of additional shares for consideration that could be considerably less than what our existing shareholders paid for their shares. In many events, control of our Company could effectively be changed by issuances of shares without shareholder approval.

         We have no plans as of date hereof, to issue any of the newly available shares. However, there are 2,226 shares of our Series J Convertible Preferred shares issued and outstanding, which are convertible into shares of our common stock solely at the option of the holders of that class of shares, and if the holders were to convert, we would be required to issue shares of common stock. There are no pending private offerings of shares, nor are there any pending acquisitions for which shares may be contemplated to be issued.

         As a general rule, potential investors who might consider making investments in our Company will refuse to do so when the Company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.


         Once the reverse split has occurred, Management believes the Company may then be better structured to seek equity financing as potential investors may be dissuaded by the very high dilution which would occur if an investment were made in the current capital structure. The current less than $0.01 price per share, impairs the potential ability of the Company to raise capital by issuing new shares. The Company has not identified any sources of equity financing at this time. There is no assurance that the Company will have any success in seeking equity financing in the future if we choose to.

Future Dilutive Transactions

         It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration. The Company has not identified or entered into any such transactions as of the filing of this Information Statement.

         The issuance of additional shares in future transactions will allow, the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

         1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders may be diluted from 100% now, after the reverse split to as little as 0.2%.

         2. Control of the Company by stockholders may change due to new issuances.

         3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

         4. Business plans and operations may change.

          5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

         In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

            TABLE SHOWING EFFECT OF REVERSE SPLIT TWO-HUNDRED FOR ONE

                  Shares Pre-Reverse                       Post-Reverse shares

                  200                                      1
                  400                                      2
                  1,000                                    5
                  5,000                                    25
                  10,000                                   50
                  25,000                                   125
                  50,000                                   250
                  100,000                                  500
                  500,000                                  2,500

         There is no assurance that any effect of the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes, if approved, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. We are proposing the steps we deem the best calculation to meet the market attractively. However, we cannot control the markets reaction.

         Dissenting shareholders have no appraisal rights under Nevada law or pursuant to our constituent documents of incorporation or bylaws, in connection with the proposed reverse split.

         Fractional Shares. Fractional shares will be rounded up to the next whole share.

         The reverse stock split may leave certain stockholders with one or more "odd lots" of new common stock, i.e., stock in amounts of less than 100 shares. These odd lots may be more difficult to sell or require greater transaction cost per share to sell than shares in even multiples of 100. There are frequently situations where transaction costs for odd lots in penny stocks exceed the net proceeds realized from a sale of the odd lot, effectively rendering the odd lot valueless to the holder.

--------------------------------------------------------------------------------


                             MANAGEMENT INFORMATION

Biographical Information on Officers and Directors and Significant Employees


                  Name                     Age        Position
                  ----------------          ---       ---------
                  Philip M. Verges         44        Chairman of the Board
                  Philip J. Rauch          49        Chief Financial Officer,
                                                     Director
                  James Mandel             56        Director
                  Bruce Noller             53        Chief Executive Officer,
                                                     Director

     PHILIP VERGES, Chairman of NewMarket Technology, Inc., was previously the President and Chief Executive Officer of the Company since it was founded in 1997. Mr. Verges is an experienced executive manager, with a track record in both telecommunications and high technology. Mr. Verges is a 1988 graduate of the United States Military Academy. His studies at West Point centered on national security. Mr. Verges served with distinction as a U.S. Army Captain in a wide variety of important engagements to include research and development of counterterrorism communication technologies and practices. Mr. Verges' early career after the Army includes time in the Computer Sciences Research and Development Department of General Motors as well as experience teaching systems engineering methodology and programming to Electronic Data Systems ("EDS") employees from 1991 to 1995. Mr. Verges' first business start-up experience was at EDS in a new division concentrating on call center technology in financial institutions. Later in 1995, he added to his start-up experience at a $30 million technology services business with the responsibility to open a new geographic region with a Greenfield operation. Mr. Verges founded VTI in 1997.

     PHILIP J. RAUCH, Chief Financial Officer since February 2006, brings substantial financial and corporate development talent and experience to the Company. Mr. Rauch holds a Bachelor of Science in Economics degree with honors from the University of Pennsylvania Wharton School of Business, with a concentration in finance and accounting. Since February 2004, Mr. Rauch had been the Chief Operating and Financial Officer of Defense Technology Systems, Inc. Beginning in 1997, Mr. Rauch served in a senior capacity at AboveNet, Inc. (formerly Metromedia Fiber Network, Inc.) as Vice President, Business Operations, and later as Controller.

     BRUCE NOLLER, Chief Executive Officer and Director since February 2010, was previously the President of Managed Services for NewMarket Technology, Inc. Mr. Noller brings to the Company over 25 years of financial, operational and marketing experience. Mr. Noller was formerly the President of Noller and Associates, Inc. Before he founded his own firm in 1994, he served as Vice President for Integrated Control Systems, a worldwide management consulting firm. During that time, Mr. Noller proposed and oversaw engagements in industries including healthcare, distribution, manufacturing, retail, banking, insurance, mining and telecommunications. Mr. Noller has international management consulting experience in Singapore, Malaysia, China, Canada, Latin America and Europe.

     JAMES MANDEL, Director, has been the Chief Executive Officer and a Director of Multiband Corporation since October 1, 1998. From October 1991 to October 1996, he was Vice President of Systems for Grand Casinos, Inc., where his duties included managing the design, development, installation and on-going maintenance for the 2,000 room, $507 million Stratosphere Hotel, Casino and Tower in Las Vegas. Mr. Mandel also managed the systems development of Grand Casino Mille Lacs, in Onamia, Minnesota, Grand Casino Hinckley in Hinckley, Minnesota and six other casinos nationwide. He also serves as Chairman of the Board of CorVu Corporation and is a trustee of the Boys and Girls Club of Minneapolis.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid by the Company to the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO") and any other executive officer whose total annual salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2009, 2008, and 2007 (the "Named Executive Officers"):


                           Summary Compensation Table
                                   (Executive)


                                                           Non-equity   Non-qualified
                                                           incentive     deferred
                                       Stock     Option       plan      compensation  All other
  Name &            Salary    Bonus    awards    awards   compensation   earnings    compensation   Total
 Position   Year     ($)       ($)      ($)       ($)         ($)           ($)          ($)         ($)
----------- ------ --------- -------- --------- --------- ------------- ------------ ------------- ---------

Philip      2009   $250,000    $0        $0        $0          $0           $0            $0       $250,000
Verges      2008   $250,000    $0        $0        $0          $0           $0            $0       $250,000
CEO (1)     2007   $250,000    $0        $0        $0          $0           $0            $0       $250,000

Philip      2009   $200,000    $0        $0        $0          $0           $0            $0       $200,000
Rauch       2008   $200,000    $0        $0        $0          $0           $0            $0       $200,000
CFO         2007   $200,000    $0        $0        $0          $0           $0            $0       $200,000

Bruce       2009   $150,000    $0        $0        $0          $0           $0            $0       $150,000
Noller      2008   $150,000    $0        $0        $0          $0           $0            $0       $150,000
CEO (2)     2007   $150,000    $0        $0        $0          $0           $0            $0       $125,000



(1) Mr. Verges resigned as CEO in February, 2010. He remains Chairman of the Board.
(2) Mr. Noller was appointed CEO in February, 2010. Prior to that he served as the President of the Company's Managed Services division. He received an annual salary of $150,000 during that period. With his appointment as CEO in February, 2010, he will receive an annual salary of $200,000 from the Company.

                  Outstanding Equity Awards At Fiscal Year End

         The following table sets forth certain information concerning outstanding equity awards held by the President and the Company's two most highly compensated executive officers for the fiscal year ended December 31, 2009 the "Named Executive Officers"):



                                     Option Awards                                        Stock awards
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------
                                                                                                            Equity
                                                                                                            incentive
                                        Equity                                                              plan
                                        incentive                                                Equity     awards:
                                        plan                                                     incentive  Market
                                        awards:                                                  plan       or
               Number of    Number of   Number of                          Number     Market     awards:    payout
               securities  securities   securities                         of         value of   Number     value of
               underlying  underlying   underlying                         shares     shares     of         unearned
               unexercised unexercised  unexercised Option     Option      or units   of units   unearned   shares,
               options       options    unearned    exercise   expiration  of stock   of stock   shares,    units or
    Name       (#)             (#)       options      price       date     that       that       units or   others
               exercisable unexercisable   (#)         ($)                 have not   have not   other      rights
                                                                            vested     vested    rights     that
                                                                              (#)        ($)     that       have not
                                                                                                 have not    vested
                                                                                                 vested        ($)
                                                                                                    (#)
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------
Philip J.         -0-          -0-         -0-        $ -0-        -          -0-       $ -0-       -0-        -0-
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------
Bruce             -0-          -0-         -0-        $ -0-        -          -0-       $ -0-       -0-        -0-
Noller, CEO
(1)
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------
Philip            -0-          -0-         -0-        $ -0-        -          -0-       $ -0-       -0-        -0-
Verges, CEO
& Director
(1)
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------

(1)      Mr. Verges resigned as CEO and was replace by Mr. Noller in February
         2010.

         The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than 10% of the cash compensation paid to each such executive officer, is not included in such table.

Option/SAR Grants

         No options were granted during the fiscal years ended December 31, 2009 and 2008.

Aggregated Option/SAR Exercises in Last Fiscal Year

         No options were exercised during the fiscal years ended December 31, 2009 and 2008.


Director Compensation

         The following table sets forth the compensation, if any, paid by the Company to those directors who served on the Company's Board of Directors, during the year ended December 31, 2009. Note: This table excludes any compensation paid for services as an officer.



                             Director's Compensation

                       Fees                              Non-Equity
                       Earned or                         Incentive      Non-qualified
                       Paid in     Stock    Option          Plan          Deferred        All Other
Name                      Cash     Awards    Awards     Compensation    Compensation     Compensation    Total
---------------------- ----------- -------- ---------- --------------- ---------------- --------------- ---------
Hugh G. Robinson (1)      $12,000    $0        $0            $0              $0               $0         $12,000
James Mandel              $12,000    $0        $0            $0              $0               $0         $12,000
Philip Verges (2)              $0    $0        $0            $0              $0            $250,000     $250,000
Philip J. Rauch(3)             $0    $0        $0            $0              $0            $200,000     $200,000
Bruce Noller                   $0    $0        $0            $0              $0               $0              $0


(1) Hugh Robinson was a director of the Company since 2006 and passed away on March 1, 2010.

(2) Mr. Verges received a salary of $250,000 as the Chief Executive Officer of the Company during the year ended December 31, 2009.

(3) Mr. Rauch received a salary o f $200,000 as the Chief Financial Officer of the Company during the year ended December 31, 2009.

Employment Agreements

         The Company does not have any employment agreements in place with its officers at this time.

Compensation Pursuant to Plans

         The Company currently maintains no stock option plan or long-term incentive plan at this time.

Compensation Committee Interlocks and Insider Participation

         The Company does not have a compensation committee; all decisions on the compensation of executive officers of the Company are made by the full board of directors.

         Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

         The following table sets forth as of September 30, 2010, certain information regarding beneficial ownership of the common stock held by each person known by us to own beneficially more than 5% of the Common Stock, each of our directors, each of the executive officers named in the Summary Compensation Table, and all of our executive officers and directors as a group.


                                                                             Number         % of Series
                                                                             of             K Preferred       % of All
                                                           % of Common       Shares        Stock Issued     Voting Shares
                                                           Stock Issued      of                 and              (3)
                                          Number of            and           Series K       Outstanding
                                          Shares of        Outstanding       Preferred
       Name of Beneficial Owner         Common Stock           (1)           Stock (2)
--------------------------------------- -------------- -- --------------- -- ---------- -- -------------- - --------------


Philip Verges  (4) (7) (8)              1,150,000                 <0.01%        500            100%            51.06%

Bruce Noller  (5)                       20,000                    <0.01%         -               -             <0.01%

Philip J. Rauch  (6)                    50,000                    <0.01%         -               -             <0.01%
                                        --------------    --------------- -- ---------- -- -------------- - --------------

All current officers and directors      1,220,000                 <0.01%        500            100%            51.06%

ES Horizons, Inc. (9)                         -                 -               500            100%            51.06%


(1) Based on 831,219,804 shares of common stock outstanding on September 30, 2010 and the conversion of Series J Convertible Preferred shares eligible for conversion on that date for a total issued and outstanding on a fully diluted basis of 948,269,123 shares.
(2) Based on 500 shares of Series K Preferred Stock issued and outstanding, which are deemed to be the the equivalent of 51% of all shares of Common Shares represented at and entitled to vote at any shareholder meeting of the Company.
(3) Based on 831,219,804 shares of common stock outstanding on September 30, 2010 and the conversion of Series J Convertible Preferred shares eligible for conversion and the Series K Preferred Stock being able to vote 51% of all shares of common stock issued and outstanding, the Series K Preferred Stock is equal to 986,973,985 shares of voting common stock.
(4) Mr. Verges' address is c/o NewMarket Technology, Inc., 14860 Montfort Drive, Suite 210, Dallas, Texas 75254.

(5) Mr. Noller's address is c/o NewMarket Technology, Inc., 14860 Montfort Drive, Suite 210, Dallas, Texas 75254.
(6) Mr. Rauch's address is c/o NewMarket Technology, Inc., 14860 Montfort Drive, Suite 210, Dallas, Texas 75254.
(7) Mr. Verges, as the sole director and officer and the majority shareholder of VergeTech, Inc., is deemed to be the beneficial owner of VergeTech's holdings.
(8) Mr. Verges' owns 99% of ES Horizons, Inc. and as such has the ability to vote the 500 shares of the Series K Preferred Stock.
(9) ES Horizon, Inc.'s address is 14860 Montfort Drive, Suite 210, Dallas, Texas 75254.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(s) forms they file.

The following persons failed to file forms on a timely basis during the past two fiscal years as required under Section 16(a) as follows:

None

                              SHAREHOLDER PROPOSALS

         Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders. Any such proposal must comply with Rule 14c-8 of Regulation 14C of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

                        BOARD RECOMMENDATION OF PROPOSALS

         The Board of Directors of the Company voted unanimously to implement the Proposed Amendments. The Board of Directors believes that the Amendment will serve the Company's current business. The Company is not expected to experience any tax consequence as a result of the Amendment.
                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement has been presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO BRUCE NOLLER, PRESIDENT OF THE COMPANY, AT NEWMARKET TECHNOLOGY, INC., 14860 MONTFORT DRIVE, SUITE 210, DALLAS, TEXAS, TELEPHONE (972) 386-3372. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.

                                   NEWMARKET TECHNOLOGY, INC.


                                  By:      /s/ Philip J. Rauch
                                           -------------------
                                               Philip J. Rauch
                                               Chief Financial Officer
                                       13